Exhibit 10.81

AMENDMENT #3 TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT #3 (this “Amendment”) is made as of the 7th day of August, 2013, by and between Steven R. Lacy (“Executive”) and Koppers Inc. (the “Company”).

WHEREAS, Executive and the Company entered into an employment contract setting forth the terms and conditions of Executive’s employment with the Company on April 5, 2002 (the “Employment Contract”); and

WHEREAS, the parties entered into an amendment of the Employment Contract to comply with applicable requirements under Section 409A of the Internal Revenue Code of 1986, as amended, and the final regulations and other interpretative guidance issued thereunder (“Section 409A”), which amendment was effective as of January 1, 2009; and

WHEREAS, the parties entered into an amendment of the Employment Contract dated December 19, 2012 to clarify the Employment Contract’s continued compliance with Section 409A; and

WHEREAS the parties desire to further amend the Employment Contact as set forth herein;

NOW, THEREFORE, the parties, intending to be legally bound, hereby agree as follows:

1.	The amendments to the Employment Contract set forth below shall become effective on August 7, 2013.

2.	The last sentence of Section 1 of the Employment Contract shall be deleted in its entirety.

3.	Section 8(c)(iv) of the Employment Contract shall be deleted in its entirety and shall be replaced by the following:

“(iv)	Benefits. For a twenty-four (24) month period after such termination, the Company shall arrange to provide Executive with life, disability, accident and group health insurance benefits substantially similar to those which Executive was receiving immediately prior to the Notice of Termination. Benefits otherwise receivable by Executive pursuant to this Section 8(c)(iv) shall be reduced to the extent comparable benefits are actually received by Executive during the twenty-four (24) month period following Executive’s termination, and any such benefits actually received by Executive shall be reported to the Company.”

4.	Section 9(a)(i) of the Employment Contract shall be deleted in its entirety and shall be replaced by the following:

“(i)	any person, or more than one person acting as a group acquires ownership of stock of the Company that, together with the stock held by such person or group, represents a majority of the total voting power of the stock of the Company (“Change in Ownership”); or,”

5.	Section 9(c)(ii) of the Employment Contract shall be deleted in its entirety and shall be replaced by the following:

“(ii)	In lieu of any further salary payments to Executive for periods subsequent to the Date of Termination, the Company shall pay as severance pay to Executive, at the time specified in subsection (d) below, a lump sum severance payment (together with the payments provided in paragraph (iii), below, the “Severance Payments”) equal to two times the sum of (1) Executive’s annual Base Salary as in effect as of the Date of Termination or immediately prior to the Change in Control of the Company, whichever is greater, and (2) one-half of the sum of the amounts awarded to Executive under the applicable incentive plan and bonus plans in respect of each of the two calendar years preceding that in which occurs the Date of Termination or that in which occurs the Change in Control, whichever is greater;”

6.	Section 9(c)(iv) of the Employment Contract shall be deleted in its entirety and shall be replaced by the following:

“(iv)	[This Subsection has been deleted by agreement of the parties].”

7.	Section 9(c)(vi) shall be deleted in its entirety and shall be replaced by the following:

“(vi)	For a twenty-four (24) month period or for the term of this Agreement, whichever is later, the Company shall arrange to provide Executive with life, disability, accident and group health insurance benefits substantially similar to those which Executive was receiving immediately prior to the Notice of Termination. Benefits otherwise receivable by Executive pursuant to this paragraph (vi) shall be reduced to the extent comparable benefits are actually received by Executive during the twenty-four (24) month period following Executive’s termination, and any such benefits actually received by Executive shall be reported to the Company; and”

8.	Section 13 of the Employment Contract shall be deleted in its entirety and shall be replaced by the following:

“13.	[This Section has been deleted by agreement of the parties].”

9.	Except as expressly modified herein, all terms and conditions of the Employment Contract shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly and properly executed the day and year first above written.

THE COMPANY:	EXECUTIVE:

/s/ Walter W. Turner Signature	/s/ Steven R. Lacy Signature

Walter W. Turner Name	Steven R. Lacy Name

President and Chief Executive Officer Title	Senior Vice President, Administration, General Counsel & Secretary Title